Exhibit 10.7

CAMBRIDGE HEART, INC.

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of March     , 2010 (the “Date of Grant”) by and between Cambridge Heart, Inc., a Delaware corporation (the “Company”) and                      of the Company (the “Grantee”).

RECITALS

Grantee is an officer of the Company. The Company previously granted to Grantee certain options to purchase shares of the Company’s common stock, par value $0.001 (“Options”) subject to the terms of existing stock option agreements with the Company and, to the extent applicable, the terms of the equity incentive plan pursuant to which the options were granted.

The Grantee and the Company now both desire to exchange those Options, as more specifically set forth on Exhibit A, held by Grantee for the Exchange Options (as defined below), in accordance with and subject to the terms and conditions set forth below.

In consideration of the issuance of the Exchange Options, the Grantee is willing to accept the Exchange Options provided for in this Agreement and is willing to abide by the obligations imposed on Grantee under this Agreement.

NOW THEREFORE, in consideration of the mutual benefits hereinafter provided, and each intending to be legally bound, the Company and the Grantee hereby agree as follows:

1. SURRENDER OF OPTIONS. As a condition to entering into this Agreement and receiving any Exchange Options hereunder, Grantee hereby sells, assigns and transfers to the Company all right, title and interest in and to all of Grantee’s Options as listed on Exhibit A, and surrenders and delivers to the Company herewith any and all agreements evidencing the Options being surrendered.

2. ISSUANCE OF EXCHANGE OPTIONS. Subject to and effective upon the acceptance of the Options surrendered hereunder and the other terms and conditions of this Agreement, the Company shall issue to the Grantee, pursuant to the stock option agreement attached hereto as Exhibit B, a stock option to purchase [        ] shares of common stock of the Company (the “Exchange Options”) outside of the Company’s equity incentive plans as a stand-alone award, provided, however, that the award shall be subject to the terms of the Company’s 2001 Stock Incentive Plan (the “Plan”), as amended from time to time, as if it had been granted thereunder.

3. EXCHANGE OPTIONS. The Grantee acknowledges and agrees that the Exchange Options are subject to all terms and conditions of the Plan and the stock option agreement attached hereto.

4. TAXES. The parties hereto recognize that the Company may be obligated to withhold federal, state and local income taxes, social security and Medicare taxes to the extent that the Grantee realizes ordinary income in connection with the vesting of the Exchange Options. The Grantee agrees that the Company may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Grantee, and also agrees that upon demand the Grantee will promptly pay to the Company any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash.

5. NOTICES. Any notice to be given to the Company shall be addressed to the Chief Executive Officer of the Company at the Company’s principal executive office, and any notice to be given to Grantee shall be addressed to Grantee at the address then appearing on the personnel records of the Company or at such other address as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given when deposited in the United States mail, addressed as aforesaid, registered or certified mail, and with proper postage and registration or certification fees prepaid.

6. GOVERNING LAW. The law of the State of Delaware, except its law with respect to choice of law, shall be controlling in all matters relating to this Agreement.

7. NO EMPLOYMENT RIGHTS. Grantee acknowledges and agrees that nothing herein or in any Plan applicable to the Options, nor any of the rights granted hereunder or thereunder to Grantee, shall be construed to (a) give Grantee the right to serve as a director of the Company or to be employed by the Company or to any benefits specifically provided by the Company or under any of the applicable Plans, or (b) in any manner modify the right of the Company or any of its affiliates to modify, amend or terminate any of its benefit plans.

8. RELEASE OF CLAIMS. Upon execution of this Agreement and surrender of the Options, the Grantee acknowledges that the Options and the rights of Grantee under the stock option agreements are terminated and Grantee hereby releases the Company from any and all claims or actions it may have, arising in the past, present or future, with respect to the Options.

9. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement and the exhibits hereto embody the entire agreement of the parties hereto with respect to the exchange of the Options for the Exchange Options. This Agreement supersedes and replaces any and all prior oral or written agreements with respect to the subject matter hereof. This Agreement may be amended, and any provision hereof waived, but only in writing signed by the party against whom such amendment or waiver is sought to be enforced. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

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IN WITNESS WHEREOF, the Company and the Grantee have caused this Agreement to be duly executed as of the date first above written.

Company:
CAMBRIDGE HEART, INC.,
a Delaware corporation

By:

Grantee:

Name: